Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of ViewRay, Inc. dated March 28, 2016, appearing in the Annual Report on Form 10-K of ViewRay, Inc. for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Cleveland, Ohio

April 1, 2016